UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(817) 789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

(a) On April 30, 2010, in connection with the Company’s year-end accounting procedures and audit, the Company’s management consulted with its independent auditors and Audit Committee and determined that there was an was an error in the calculation of the stock option and warrant expenses for the three months ended March 31, 2009. The Company inadvertently failed to record all of the expenses related to the issuance of warrants and stock options.

Accordingly, the unaudited consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (“First Quarter”), initially filed on May 15, 2009, should not be relied upon. The Company has restated its financial statements for the First Quarter, and filed an amended Quarterly Report on Form 10-Q/A for the First Quarter on May 4, 2010.  The errors that led to the necessity of the foregoing restatement affect the Company’s financial statements for the year ended December 31, 2009.  Consequently, because of the timing of the discovery of these errors, the Company has not yet filed its Annual Report on Form 10-K for the year-ended December 31, 2009 (the “2009 Annual Report”), which was required to be filed April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	May 6, 2010
By:		/s/ Richard H. Roberson
Name		Richard H. Roberson
Title:		Chief Financial Officer